Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONCURRENT COMPUTER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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4375 River Green Parkway, Suite 100

Duluth, Georgia 30096

Supplement to Proxy Statement for the

2015 Annual Meeting of Stockholders

To be held Tuesday, October 27, 2015

This proxy statement supplement, dated October 15, 2015 (this “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of Concurrent Computer Corporation filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2015 and relating to the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices, 4375 River Green Parkway, Suite 100, Duluth, Georgia 30096, at 8:30 a.m., ET, on Tuesday, October 27, 2015.

Rescission of Restricted Stock Awards Granted to Mr. Elder

The purpose of this supplement is to provide additional information with respect to equity awards previously granted to Mr. Derek J. Elder, our President and Chief Executive Officer. On October 15, 2015, we entered into an amendment (the “Amendment”) to our employment agreement dated November 18, 2014 (the “Employment Agreement”) with Mr. Elder. Pursuant to the terms of the Amendment, we and Mr. Elder agreed to rescind the 120,000 restricted stock awards (“RSAs”) initially granted under the Concurrent Computer Corporation 2011 Stock Incentive Plan (the “Stock Incentive Plan”) to Mr. Elder pursuant to the terms of the Employment Agreement. This rescission will be effective as of the date the RSAs were initially granted to Mr. Elder.

As a result of the rescission described above, which consisted of all outstanding equity awards held by Mr. Elder as of June 30, 2015, Mr. Elder’s total compensation for fiscal year 2015 as set forth in the Summary Compensation Table set forth on page 21 of the Proxy Statement was $305,842 and Mr. Elder had no outstanding equity awards required to be reported in the Outstanding Equity Awards Table set forth on page 22 of the Proxy Statement or the Restricted Stock Awards Granted Table on page 18 of the Proxy Statement. Further, for purposes of the calculations of page 26 of the Proxy Statement, Mr. Elder would be entitled to receive $697,578 upon a termination as a result of a change in control since the unvested stock awards listed in the calculation have all been rescinded.

The rescission also reduces the number of shares beneficially owned by Mr. Elder set forth in the Stock Ownership Table on page 32 of the Proxy Statement as of August 31, 2015 to 70,000, or less than 1.0% of the shares of common stock then outstanding.

In connection with the execution of the Amendment, on October 15, 2015, we awarded Mr. Elder a cash bonus of $332,400 and granted Mr. Elder 45,000 RSAs under the Stock Incentive Plan that will vest in equal installments on over three years on each anniversary of the grant date, provided that Mr. Elder remains employed by us on each such date. We also committed that, subject to approval by our Compensation Committee and our Board of Directors, in January 2016 we would grant Mr. Elder 15,000 RSAs under the Stock Incentive Plan that will vest in substantially equal installments on over three years on each anniversary of the grant date and 40,000 RSAs under the Stock Incentive Plan that will vest on the third anniversary of the grant date, in each case provided that Mr. Elder remains employed by us on each such date.

As part of the Amendment, we also committed that, subject to approval both by the Compensation Committee of our Board of Directors and by our Board of Directors, in January 2016 we will grant Mr. Elder 15,000 RSAs under the Stock Incentive Plan that will vest in substantially equal installments on over three years on each anniversary of the grant date and 40,000 RSAs under the Stock Incentive Plan that will vest on the third anniversary of the grant date, in each case provided that Mr. Elder remains employed by us on each such date.

Additional Information

Stockholders who have already submitted proxies for the Annual Meeting may revoke them, or if they wish to change their vote they may do so by (i) voting again over the Internet or via telephone, if available, prior to 11:59 p.m., ET, on October 26, 2015, (ii) signing another proxy with a later date and sending it so that it is received by our Corporate Secretary prior to October 26, 2015, or (iii) attending and voting at the Annual Meeting in person. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available for viewing at the website maintained for the Annual Meeting at www.proxyvote.com (as well as on the Investors section of our website located at www.ccur.com/about/investors). We will furnish a copy of this Supplement to any stockholder by mail upon request. All requests should be made in writing and directed to our Corporate Secretary at 4375 River Green Parkway, Suite 100, Duluth, Georgia 30096.